Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members’ of Boyd Watterson Asset Management, LLC
Cleveland, Ohio
We have audited the accompanying balance sheet of Boyd Watterson Asset Management, LLC (the “Company”) as of December 31, 2007, and the related statements of income and member’s equity and cash flows for the period from October 16, 2007 to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.
As described in Note 6 to the financial statements the members entered into a Membership Interest Purchase Agreement to sell all outstanding membership interests of the Company to an unrelated party effective December 31, 2008.
/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.
Charlotte, North Carolina
March 13, 2009

Boyd Watterson Asset Management, LLC
Balance Sheets

	September,	December 31,
	2008	2007
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$174,154	$404,098
Accounts receivable	673,051	714,583
Prepaid expenses and other assets	119,215	202,946

Total current assets	966,420	1,321,627

Property and equipment
Office furniture, fixtures and equipment	101,484	100,000
Less accumulated depreciation	27,903	4,167

Property and equipment, net	73,581	95,833

Intangible assets, net	2,037,039	2,385,075
Goodwill	1,823,905	1,823,905
Other assets	700	—

Total assets	$4,901,645	$5,626,440

Liabilities and Member’s Equity

Current liabilities
Accounts payable	$30,000	$56,201
Accrued compensation and related expenses	157,256	185,668
Deferred revenue	68,052	84,827
Accrued lease obligations	67,625	66,399
Other current liabilities	38,743	32,713

Total current liabilities	361,676	425,808

Commitments and contingencies

Member’s equity	4,539,969	5,200,632

Total liabilities and member’s equity	$4,901,645	$5,626,440

See notes to financial statements.

Boyd Watterson Asset Management, LLC
Statements of Income and Member’s Equity

		Period from
	Nine months	October 16,
	ended	2007 to
	September 30,	December 31,
	2008	2007
	(unaudited)
Fee income	$4,433,409	$1,533,780

Administrative expenses	3,618,419	1,031,020
Depreciation and amortization	23,736	4,167
Amortization of intangible assets	348,036	96,766

Operating expenses	3,990,191	1,131,953

Operating income	443,218	401,827

Interest income	1,715	1,782

Net income	444,933	403,609

Member’s equity at beginning of period	5,200,632	—
Investment by member	—	4,797,023
Distributions to member	(1,105,596)	—

Member’s equity at end of period	$4,539,969	$5,200,632

See notes to financial statements.

Boyd Watterson Asset Management, LLC
Statements of Cash Flows

		Period from
	Nine months	October 16,
	ended	2007 to
	September 30,	December 31,
	2008	2007
	(unaudited)
Cash flows from operating activities
Net income	$444,933	$403,609
Depreciation and amortization	23,736	4,167
Amortization of intangible assets	348,036	96,766
Changes in assets and liabilities:
Accounts receivable	41,532	17,313
Other current assets	83,031	(84,592)
Accounts payable	(26,201)	(26,199)
Other current liabilities	(37,931)	(171,328)

Net cash provided by operating activities	877,136	239,736

Cash flows from investing activities
Acquisition of business, net of cash acquired	—	(4,632,661)
Purchase of property and equipment	(1,484)	—

Net cash used in investing activities	(1,484)	(4,632,661)

Cash flows from financing activities
Investments made by member	—	4,797,023
Distributions to member	(1,105,596)	—

Net cash provided by financing activities	(1,105,596)	4,797,023

Net change in cash and cash equivalents	(229,944)	404,098

Cash and cash equivalents
Beginning	404,098	—

Ending	$174,154	$404,098

See notes to financial statements.

Boyd Watterson Asset Management, LLC
Notes to Financial Statements
Note 1 – Nature of business and significant accounting policies
Basis of presentation – The accompanying financial statements have been prepared from historical accounting records and are presented to include the historical financial position, results of operations, and cash flows for Boyd Watterson Asset Management, LLC (the “Company”) while it was wholly-owned by BWAM Holdings, LLC (“BWAM Holdings”). As discussed in Note 2, BWAM Holdings acquired the Company from Mercantile/Cleveland LLC, an indirect wholly-owned subsidiary of The PNC Financial Services Group, Inc. (collectively “PNC”) on October 15, 2007. The impact of BWAM Holdings’ acquisition of the Company has been reflected in the financial statements of the Company. The accompanying financial statements are for the period from October 16, 2007 through December 31, 2007 and for the unaudited nine-month period ended September 30, 2008.
As indicated in Note 6, BWAM Holdings and its members sold the Company to Titanium Asset Management Corp. effective December 31, 2008.
Nature of business – The Company provides equity, fixed-income, balanced and preferred stock investment management services to corporate and Taft-Hartley retirement plans and endowments. The Company does not take title to, or custody of, client securities.
Unaudited interim information – The accompanying information for the nine months ended September 30, 2008 is unaudited and, in the opinion of management, contains all adjustments, which are all of a normal and recurring nature, necessary for a fair statement of financial position and results of operations for such periods.
A summary of the Company’s significant accounting policies follows:
Fee income – Revenue is recognized when the following criteria are met: evidence of an arrangement exists, the price is fixed or determinable, collectability is reasonably assured and delivery has occurred or services have been rendered. The Company bills its investment advisory fees in accordance with the contractual arrangements and as services are performed. Fees are calculated based on the fair value of the assets managed and may be billed in advance or in arrears. As of December 31, 2007, the Company had deferred revenue for services billed in advance of $84,827. As of September 30, 2008, the Company had deferred revenue for services billed in advance of approximately $68,052 (unaudited).
Cash equivalents and concentration of credit risk – For the purposes of reporting cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company periodically maintains cash balances with a financial institution, which at times may exceed federally insured limits. Management believes that the use of a credit quality financial institution minimizes the risk of loss associated with cash and cash equivalents.
Receivables and allowance for doubtful accounts – Fees receivable are customer obligations due under normal trade terms. Management generally does not require collateral from customers. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Included in the allowance for doubtful accounts is any balances considered uncollectible plus a general reserve based on management’s assessment of customers’ overall financial condition. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Management determined that no allowance for doubtful accounts was necessary based on the nature of the Company’s receivables and history of collections.
Property and equipment – Property and equipment is stated at cost. Major expenditures for property and equipment are capitalized; while replacements, maintenance and minor repairs which do not improve the utility or extend the lives of the respective assets are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Depreciation is based on the following estimated useful lives:

Years
Office furniture and fixtures	7
Office equipment	3

Boyd Watterson Asset Management, LLC
Notes to Financial Statements (continued)
Note 1 – Nature of business and significant accounting policies (continued)
Goodwill and intangible assets – Goodwill represents the excess of the cost of purchased businesses over the fair value of the net assets acquired.
The Company tests the goodwill balance for impairment annually and between annual tests, if circumstances would require it. The Company’s goodwill testing is a two-step process with the first step being a test for potential impairment by comparing the fair value of the reporting unit with its carrying amount (including goodwill). If the fair value of the reporting unit exceeds the carrying amount, then no impairment exists. If the carrying amount of the reporting unit exceeds the fair value, the Company completes the second step to measure the amount of the impairment, if any. The Company completes the annual test for impairment during its fourth quarter.
Identifiable intangible assets are carried at amortized cost. Intangible assets with definite lives are amortized over their useful lives and amortization is computed using the straight line method over their expected useful lives. Intangible and other long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”) pursuant to which an impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. Long-lived assets are tested for recoverability whenever events of changes in circumstances indicate that their carrying amounts may not be recoverable.
Income taxes – The Company, with the consent of its member, elected to be taxed as a partnership. Therefore, these statements do not include any provision for corporate federal income taxes, state income taxes, or deferred income taxes.
Advertising costs – Advertising costs are expensed as incurred. Advertising expense was $1,420 for the period ended December 31, 2007. Advertising expense was approximately $41,460 for the nine months ended September 30, 2008 (unaudited).
Operating leases – Rent expense under non-cancelable operating leases with scheduled rent increases and landlord incentives is accounted for on a straight-line basis over the lease term.
Accounting estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Boyd Watterson Asset Management, LLC
Notes to Financial Statements (continued)
Note 1 – Nature of business and significant accounting policies (continued)
Recent accounting pronouncements – In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”) and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 141(R) will change how business acquisitions are accounted for and SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS 141(R) and SFAS 160 are effective for fiscal years beginning on or after December 15, 2008 (January 1, 2009 for the Company). The adoption of SFAS 141(R) and SFAS 160 is not expected to have a material impact on the Company’s consolidated financial statements.
In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 amends and expands disclosures about derivative instruments and hedging activities. SFAS 161 requires qualitative disclosures about the objectives and strategies of derivative instruments, quantitative disclosures about the fair value amounts of and gains and losses on derivative instruments, and disclosures of credit risk related contingent features in hedging activities. SFAS 161 is effective for fiscal years beginning after November 15, 2008 and will be effective for the Company in fiscal year 2009. Early adoption is prohibited; however, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The adoption of SFAS 161 is not expected to have a material impact on the Company’s consolidated financial statements.
In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements for non-governmental entities that are presented in conformity with accounting principles generally accepted in the United States of America. SFAS 162 will be effective 60 days after the SEC approves the Public Company Accounting Oversight Board’s amendments to AU Section 411. The Company does not anticipate the adoption of SFAS 162 will have an impact its consolidated financial statements.
In February 2008, the FASB issued FASB Staff Position No. 157-2, Effective Date of FASB Statement No. 157 (“FSP No. 157-2”), to partially defer SFAS 157. FSP No. 157-2 defers the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008. The Company is currently evaluating the impact of adopting the provisions of FSP No. 157-2.
Note 2 – Acquisition of business
Effective October 16, 2007, BWAM Holdings acquired the Company from PNC. The aggregate purchase price was $4,797,023, including acquisition costs. BWAM Holdings also agreed to a contingent payment to PNC of $500,000 based upon the successful retention of certain customer accounts through the thirty month period ended April 2010. No liability has been recognized because the payment is contingent upon a future event.
The following summarizes the investment by BWAM Holdings in the Company at the acquisition date and the allocation of that amount to the fair values of the assets acquired and the liabilities assumed at that date.

Cash	$164,362
Current assets	850,250
Property and equipment	100,000
Intangible asset	2,481,841
Goodwill	1,823,905
Current liabilities	(623,335)

$4,797,023

Boyd Watterson Asset Management, LLC
Notes to Financial Statements (continued)
Note 2 – Acquisition of business (continued)
The intangible asset consists of acquired customer relationships that were valued based on several client categories and their respective expected tenure and revenues. Amortization is recognized on a straight line method using a weighted average life of approximately 5 years. The intangible asset, net of accumulated amortization, at September 30, 2008 (unaudited) and December 31, 2008 is as follows:

	September 30,	December 31,
	2008	2007
	(unaudited)
Customer lists	$2,481,841	$2,481,841
Less: accumulated amortization	444,802	96,766

Net intangible asset	$2,037,039	$2,385,075

Note 3 – Bank debt
BWAM Holdings and the Company have a revolving credit facility and term loans that are secured by a first priority security interest in all of the assets of the Company, including but not limited to, accounts receivable, equipment, marketable securities, and intangible assets. The revolving credit facility and term loan also contain restrictive covenants that, among other things, required BWAM Holdings and the Company to maintain certain revenue rates, minimum equity levels, and fixed charge coverage ratios. The term loan also requires accelerated repayments up to $400,000 annually based on excess cash flow, as defined in the agreement.
Note 4 – Retirement plan
The Company sponsors a defined contribution pension plan covering substantially all employees. The Company matches 100% of employee elective deferrals up to 4.0% of compensation. The Company contributed $12,525 for the period ended December 31, 2007. Matching contributions were approximately $80,076 for the nine months ended September 30, 2008 (unaudited).
Note 5 – Operating lease commitments
The Company leases office facilities under a noncancelable operating lease agreement that expires in October 2010. The following is a schedule by years of the approximate future minimum lease payments as of December 31, 2007:

Year ending December 31,
2008	$228,900
2009	228,900
2010	190,750

Total	$648,550

Operating lease expense, including common area maintenance fees, property taxes, insurance and other miscellaneous expenses, was $38,546 for the period ended December 31, 2007. Operating lease expense was approximately $181,890 for the nine months ended September 30, 2008 (unaudited).
Note 6 – Sale of the Company
Effective December 31, 2008, BWAM Holdings and the members entered into a Membership Interest Purchase Agreement pursuant to which BWAM Holdings and the members sold all of membership interests of the Company to Titanium Asset Management Corp.